OMNITEK ENGINEERING CORP.

Prospectus Supplement No. 17
(to the Prospectus dated July 2, 2012)

This Prospectus Supplement No. 17, dated May 16, 2016, contains information that supplements and updates our Prospectus dated July 2, 2012, Prospectus Supplement No. 1 dated August 8, 2012, Prospectus Supplement No. 2 dated November 5, 2012, Prospectus Supplement No. 3 dated March 18, 2013, Prospectus Supplement No. 4 dated May 15, 2013, Prospectus Supplement No. 5 dated August 14, 2013, Prospectus Supplement No. 6 dated November 14, 2013, Prospectus Supplement No. 7 dated March 31, 2014, Prospectus Supplement No. 8 dated May 15, 2014, Prospectus Supplement No. 9 dated August 14, 2014, Prospectus Supplement No. 10 dated November 12, 2014, and Prospectus Supplement No. 11 dated November 12, 2014, Prospectus Supplement No. 12 dated March 31, 2015, Prospectus Supplement No. 13 dated May 15, 2015, Prospectus Supplement No. 14 dated August 11, 2015, Prospectus Supplement No. 15 dated November 12, 2015, and Prospectus Supplement No. 16 dated March 30, 2016.  Since it contains only the most recent developments, this supplement should be read in conjunction with such prospectus.

This prospectus relates to the resale by selling stockholders beginning on page 12 of up to 5,282,559 shares of our common stock, no par value, which includes (1) 2,602,246 shares of common stock issued at a price of $2.12 per share, and (2) 2,602,246 shares of common stock issuable upon exercise of the outstanding Investor Warrants at an exercise price of $3.88 per share, that were issued in connection with the private placement closed on April 9, 2012; and (3) 78,067 shares of common stock issuable upon exercise of Placement Agent Warrants  in pursuant to the Engagement Agreement dated December 14, 2011.

Periodic Report on Form 10-Q

Attached hereto and incorporated by reference herein is our Annual Report on Form 10-Q for the period ended March 31, 2016, which we filed with the Securities and Exchange Commission on May 16, 2016. The information set forth in the attached Periodic Report supplements and amends the information contained in the Prospectus.

This Prospectus Supplement No. 17 should be read in conjunction with, and delivered with, the Prospectus and all and Prospectus Supplements and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 17 supersedes the information contained in the Prospectus or Prospectus Supplements

Unregistered Sale of Equity Securities and Use of Proceeds

Subsequent to the period covered by this report, on April 15, 2016, pursuant to the agreement Werner Funk, the President and CEO of the Company, and in consideration of the exchange and cancellation of $100,000 of deferred salary owing by the Company to Mr. Funk, the Company granted to Mr. Funk a non-qualified stock option to purchase 470,000 shares of common stock, at an exercise price of $0.286 representing 110% of the closing price of the Company's common stock as of April 15, 2016.  Such Option shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.  As the President and CEO of the Company, Mr. Funk was intimately acquainted with the Company's business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Subsequent to the period covered by this report, on April 15, 2016, the Company granted to each of Janice Quigley, Vice President and Richard Miller, Chief Financial Officer, a non-qualified stock option to purchase 50,000 shares of common stock, at an exercise price of $0.286 representing 110% of the closing price of the Company's common stock as of April 15, 2016. Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The individuals receiving the options were intimately acquainted with the Company's business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Subsequent to the period covered by this report, on April 15, 2016, the Company granted to each of John M. Palumbo, Gary S. Maier and George G. Chachas, the three outside directors, a non-qualified stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $0.26 per share representing 100% of the closing price of the Company's common stock as of April 15, 2016. Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The individuals receiving the options were intimately acquainted with the Company's business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Investing in our common stock involves a high degree of risk.
See "Risk Factors" beginning on page 4 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that the Prospectus or this Prospectus Supplement No. 17 is truthful or complete.  A representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 17 is May 16, 2016.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the quarterly period ended: MARCH 31, 2016

Commission File Number     000-53955

OMNITEK ENGINEERING CORP.
 (Exact name of Registrant as specified in its charter)

California	33-0984450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1333 Keystone Way, #101, Vista, California 92081
 (Address of principal executive offices, Zip Code)

(760) 591-0089
 (Registrant's telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒   No ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes ☒   No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer,"  "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 16, 2016, the Registrant had 19,981,082 shares of its no par value Common Stock outstanding.

PART I
FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

OMNITEK ENGINEERING CORP.
Condensed Balance Sheets

ASSETS

	March 31,	December 31,
	2016	2015
	(unaudited)
CURRENT ASSETS
Cash	$38,088	$105,846
Accounts receivable, net	73,338	30,835
Accounts receivable - related parties	22,395	17,257
Inventory, net	2,051,526	2,107,463
Prepaid expense	18,917	6,050
Deposits	18,045	19,745
Total Current Assets	2,222,309	2,287,196

FIXED ASSETS, net	51,851	59,151

OTHER ASSETS
Intellectual property, net	94	281
Other noncurrent assets	14,280	14,280
Total Other Assets	14,374	14,561

TOTAL ASSETS	$2,288,534	$2,360,908

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$206,276	$145,207
Accrued management compensation	219,740	189,163
Accounts payable - related parties	7,381	7,591
Customer deposits	227,185	230,349
Total Current Liabilities	660,582	572,310

Total Liabilities	660,582	572,310

STOCKHOLDERS' EQUITY
Common stock, 125,000,000 shares authorized;
no par value; 19,981,082 shares
issued and outstanding	8,291,411	8,291,411
Additional paid-in capital	11,382,698	11,346,599
Accumulated deficit	(18,046,157)	(17,849,412)
Total Stockholders' Equity	1,627,952	1,788,598

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,288,534	$2,360,908

The accompanying notes are an integral part of these financial statements.

OMNITEK ENGINEERING CORP.
Condensed Statements of Operations (unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2016	2015

REVENUES	$334,443	$428,808
REVENUES, related parties	5,139	21,892
COST OF GOODS SOLD	172,178	251,645
GROSS MARGIN	167,404	199,055

OPERATING EXPENSES
General and administrative	312,795	351,052
Research and development	47,407	76,584
Depreciation and amortization	7,487	7,790

Total Operating Expenses	367,689	435,426

LOSS FROM OPERATIONS	(200,285)	(236,371)

OTHER INCOME (EXPENSE)
Interest income	-	9
Interest expense	(690)	-
Other income	4,230	-

Total Other Income (Expense)	3,540	9

LOSS BEFORE INCOME TAXES	(196,745)	(236,362)
INCOME TAX EXPENSE	-	800

NET LOSS	$(196,745)	$(237,162)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING
- BASIC AND DILUTED	19,981,082	19,980,632

The accompanying notes are an integral part of these financial statements.

OMNITEK ENGINEERING CORP.
Condensed Statements of Cash Flows (unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2016	2015

OPERATING ACTIVITIES
Net loss	$(196,745)	$(237,162)
Adjustments to reconcile net loss to
net cash used by operating activities:
Amortization and depreciation expense	7,487	7,790
Options and warrants granted	36,099	33,603
Common stock issued for services	-	1,500
Changes in operating assets and liabilities:
Accounts receivable	(42,503)	(49,741)
Accounts receivable–related parties	(5,138)	1,427
Deposits	1,700	52,375
Prepaid Expense	(12,867)	(1,850)
Inventory	55,938	33,162
Accounts payable and accrued expenses	61,068	30,766
Customer deposits	(3,164)	52,444
Accounts payable-related parties	(210)	3,614
Accrued management compensation	30,577	6,202
Net Cash Used in Operating Activities	(67,758)	(65,870)

INVESTING ACTIVITIES
	-	-
	-	-
	-	-

FINANCING ACTIVITIES
	-	-
	-	-

NET DECREASE IN CASH	(67,758)	(65,870)
CASH AT BEGINNING OF YEAR	105,846	498,782

CASH AT END OF PERIOD	$38,088	$432,912

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
CASH PAID FOR:
Interest	$690	$-
Income taxes	$-	$800

The accompanying notes are an integral part of these financial statements.

OMNITEK ENGINEERING CORP.
Notes to Condensed Financial Statements
March 31, 2016
(unaudited)

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2016 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2015 audited financial statements.  The results of operations for the periods ended March 31, 2016 and 2015 are not necessarily indicative of the operating results for the full years.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had nor is expected to have a material impact on the Company's financial position, or statements.

Inventory

Inventory is stated at the lower of cost or market.  The Company's inventory consists of finished goods and raw material and is located in Vista, California, consisting of the following:

	March 31,	December 31,
Location : Vista, CA	2016	2015
Raw materials	$1,107,383	$1,093,890
Finished goods	1,193,659	1,263,089
Allowance for obsolete inventory	(249,516)	(249,516)
Total	$2,051,526	$2,107,463

The Company has established an allowance for obsolete inventory.  Expense for obsolete inventory was $-0- and $-0-, for the three month periods ended March 31, 2016 and March 31, 2015, respectively.

OMNITEK ENGINEERING CORP.
Notes to Condensed Financial Statements
March 31, 2016
(unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment at March 31, 2016 and December 31, 2015 consisted of the following:

	March 31,	December 31,
	2016	2015
Production equipment	$61,960	$61,960
Computers/Office equipment	28,540	28,540
Tooling equipment	12,380	12,380
Leasehold Improvements	42,451	42,451
Less: accumulated depreciation	(93,480)	(86,180)
Total	$51,851	$59,151

Depreciation expense for the three month periods ended March 31, 2016 and March 31, 2015 was $7,300 and $7,391, respectively.

Basic and Diluted Loss per Share

The computation of basic earnings per share of common stock is based on the weighted average number of shares outstanding during the periods presented. The computation of fully diluted earnings per share includes common stock equivalents outstanding at the balance sheet date. The Company had -0- stock options and warrants that would have been included in the fully diluted earnings per share as of March 31, 2016 and December 31, 2015.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes ("Topic 740"), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company's financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of March 31, 2016 and December 31, 2015 the Company had no accrued interest or penalties related to uncertain tax positions. The Company files an income tax return in the U.S. federal jurisdiction and the state of California. With few exceptions, the Company is no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years before 2008.

OMNITEK ENGINEERING CORP.
Notes to Condensed Financial Statements
March 31, 2016
(unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS

Accounts Receivable – Related Parties
The Company holds a non-controlling interest in various distributors in exchange for use of the Company's name and logo. As of December 31, 2015, the Company owned a 15% interest in Omnitek Engineering Thailand Co. Ltd. and a 20% interest in Omnitek Peru S.A.C.  As of March 31, 2016 and December 31, 2015, the Company was owed $22,395 and $17,257, respectively, by related parties for the purchase of products and services.

Accounts Payable – Related Parties
The Company regularly incurs expenses that are paid to related parties and purchases goods and services from related parties. As of March 31, 2016 and December 31, 2015, the Company owed related parties for such expenses, goods and services in the amounts of $7,381 and $7,591, respectively.

Accrued Management Expenses
For the periods ended March 31, 2016 and December 31, 2015, the Company's president and vice president were due amounts for services performed for the Company.  As of March 31, 2016 and December 31, 2015 the accrued management fees consisted of the following:

	March 31,	December 31,
	2016	2015
Amounts due to the president	$171,796	$148,719
Amounts due to the vice president	47,944	40,444
Total	$219,740	$189,163

NOTE 4 - STOCK OPTIONS AND WARRANTS

During the three months ended March 31, 2016 and 2015, the Company granted -0- and -0- options for services, respectively. During the three months ended March 31, 2016 and 2015, the Company recognized expense of $36,099 and $33,603, respectively, for options and warrants that vested during the periods pursuant to ASC Topic 718. Total remaining amount of compensation expense to be recognized in future periods is $194,616.

In April 2007, the Company's shareholders approved its 2006 Long-Term Incentive Plan ("the 2006 Plan").   Under the 2006 plan, the Company may issue up to 10,000,000 shares of both Incentive Stock Options to employees only and Non-Qualified Stock Options to employees and consultants at its discretion.  As of December 31, 2014 the remaining 2,590,000 options previously issued under the plan expired. On August 3, 2011 the Board of Directors adopted the Omnitek Engineering Corp. 2011 Long-term Incentive Plan (the "2011 Plan"), under which 1,000,000 shares of Company's Common Stock were reserved for issuance of both Incentive Stock Options to employees only and and Non-Qualified Stock Options to employees and consultants at its discretion. As of March 31, 2016 the Company has a total of 915,000 options issued under the plan. On September 11, 2015 the Board of Directors adopted the Omnitek Engineering Corp. 2015 Long Term Incentive Plan (the "2015 Plan"), under which 2,500,000 shares of the Company's Common Stock were reserved for issuance of both Incentive Stock Options to employees only and Non-Qualified Stock Options to employees and consultants at its discretion. As of March 31, 2016 the Company has a total of 100,000 options issued under the plan. During the three months ended March 31, 2016 and 2015 the Company issued -0- and -0- warrants, respectively.

OMNITEK ENGINEERING CORP.
Notes to Condensed Financial Statements
March 31, 2016
(unaudited)

The Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  The Company estimates the fair value of stock options using a Black-Scholes option pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock. When determining expected volatility, the Company considers the historical performance of the Company's stock, as well as implied volatility. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant, based on the options' expected term. The expected term of the options is based on the Company's evaluation of option holders' exercise patterns and represents the period of time that options are expected to remain unexercised. The Company uses historical data to estimate the timing and amount of forfeitures.

A summary of the status of the options and warrants granted at March 31, 2016 and December 31, 2015 and changes during the periods then ended is presented below:

	March 31,		December 31,
	2016		2015
		Weighted-Average		Weighted-Average
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at beginning of year	3,740,313	$3.38	3,515,313	$3.56
Granted	-	-	225,000	.85
Exercised	-	-	-	-
Expired or cancelled	(100,000)	-	-	-
Outstanding at end of period	3,640,313	3.40	3,740,313	3.38
Exercisable	3,389,063	$3.52	3,414,063	$3.52

Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Number Exercisable	Weighted-Average Exercise Price

$0.01-0.99	175,000	6.49 years	85,417	0.83
$1.00-1.99	215,000	2.88 years	180,000	1.44
$2.00-2.99	530,000	3.49 years	403,333	2.51
$3.00-3.99	2,720,313	1.02 years	2,720,313	3.88

$0.01-3.99	3,640,313	1.75 years	3,389,063	$3.51

OMNITEK ENGINEERING CORP.
Notes to Condensed Financial Statements
March 31, 2016
(unaudited)

NOTE 5 - SUBSEQUENT EVENTS

Effective April 15, 2016, the Company's Board of Directors consented to the Company's decision to grant non-qualified stock options pursuant to the 2015 Long-Term Incentive Plan as follows: 470,000 options to its President/CEO in exchange for $100,000 of deferred salary and 50,000 stock options each to the Company's Vice President, Chief Financial Officer and three independent directors for past and continued services to the Company. Said options shall vest and be exercisable immediately and shall be exercisable for a period of seven years from the date of grant.

ITEM 2	MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this periodic report.  Some of the statements under "Management's Discussion and Analysis," "Description of Business" and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the alternative fuels engines industry in general. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this registration statement.

All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

Results of Operations

For the three months ended March 31, 2016 and 2015

Revenues were $339,582 for the three months ended March 31, 2016 compared with $450,700 for the three months ended March 31, 2015, a decrease of $111,118, or 25%, primarily due to year-over-year differences in product mix between filters and conversion sets.

Cost of sales was $172,178 for the three months ended March 31, 2016 compared with $251,645 for the three months ended March 31, 2015, a decrease of $79,467 or 32%. Our gross margin was 49% for the three months ended March 31, 2016 compared with 44% in the same period in 2015 primarily due to year-over-year differences in product mix between filters and conversion sets.

Operating expenses for the three months ended March 31, 2016 were $367,689 compared with $435,426 in the same period in 2015, a decrease of $67,737 or 16%. General and administrative expense for the three months ended March 31, 2016 was $312,795 as compared with $351,052 for the three months ended March 31, 2015. Major components of general and administrative expenses for the three months ended March 31, 2016 were professional fees of $31,385, rent expense of $27,736, and salary and wages of $119,286. This compares to professional fees of $36,543, rent expense of $29,330 and salaries and wages of $136,245 for the three months ended March 31, 2015.  For the three months ended March 31, 2016 research and development outlays decreased to $47,407 compared with $76,584 for the three months ended March 31, 2015, primarily due to a reduction in active research and development projects.

Our net loss for the three months ended March 31, 2016 was $196,745, or $0.01 per weighted average common share, compared with a net loss of $237,162, or $0.01 per weighted average common share, for the three months ended March 31, 2015. The decreased loss was the result of decreased expenses as noted above, offset partially by decreased revenues.

Results for the three months ended March 31, 2016 reflect the impact of non-cash expenses, including the value of options and warrants granted in the amount of $36,099 and depreciation and amortization of $7,487.  For the three month period a year earlier non-cash expenses include options and warrants granted in the amount of $33,603 and depreciation and amortization of $7,790.

Liquidity and Capital Resources

Overview

Our primary sources of liquidity are cash provided by operating activities and available working capital. Additionally, from time to time we may raise funds from the equity capital markets to fund our research and development programs, expansion of our business and general operations.

At March 31, 2016 our current liabilities totaled $660,582 and our current assets totaled $2,222,309, resulting in positive working capital of $1,561,727 and a current ratio of 3.36.

We have no firm commitments or obligations for capital expenditures.  However, substantial discretionary expenditures may be required to enable us to conduct existing and planned product research, design, development, manufacturing, marketing and distribution of our products. We may need to raise additional capital to facilitate growth and support our long-term product development, manufacturing, and marketing programs. The Company has no established bank-financing arrangements. Therefore, it is possible that we need to seek additional financing through subsequent future public or private sales of our securities, including equity securities. We may also seek funding for the development, manufacturing, and marketing of our products through strategic partnerships and other arrangements with corporate partners. There can be no assurance, however, that such collaborative arrangements or additional funds will be available when needed, or on terms acceptable to us, if at all. If adequate funds are not available, we may be required to curtail one or more of our research and development programs.

We have historically incurred significant losses, which have resulted in a total accumulated deficit of $18,046,157 at March 31, 2016, of which $5,604,135 is a direct result of derivative expense and change in fair value of derivative liability and is unrelated to, and has no effect on, our operations or cash flow.

Operating Activities

We realized a negative cash flow from operations of $67,758 for the three months ended March 31, 2016 compared with a negative cash flow of $65,870 during the three months ended March 31, 2015.

Included in the operating loss of $196,745 for the three months ended March 31, 2016 are non-cash expenses, which are not a drain on our capital resources.  During the period, these non-cash expenses include the value of options and warrants granted in the amount of $36,099 and depreciation and amortization of $7,487.  Excluding these non-cash amounts, our adjusted EBITDA for the three months ended March 31, 2016 is a loss of $153,159.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies and Estimates

Accounting Method and Use of Estimates

The Company's financial statements are prepared using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas where significant estimates are required include the following:

Accounts Receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts.

Inventory

Inventory is stated at the lower of cost or market. The Company's inventory consists of finished goods and raw material. The Company identifies items in its inventory that have not been sold in a timely manner. Accordingly, the Company has established an allowance for the cost of such obsolete inventory.

Long-lived assets

The Company assesses the recoverability of its long lived assets annually and whenever circumstances would indicate that there may be an impairment. The Company compares the estimated undiscounted future cash flows to the carrying value of the long lived assets to determine if an impairment has occurred. In the event that an impairment has occurred, the Company recognizes the impairment immediately.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The Company uses historical experience to determine the likelihood of realization of deferred tax liabilities and assets.

Revenue Recognition

The Company recognizes revenue from the sale of new natural gas engines and components to convert existing diesel engines to natural gas engines. Revenue is recognized when persuasive evidence of an arrangement exists; products have been shipped; pricing has been determined; and collection of the resulting receivable is reasonably assured.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by our company in the reports that it files or submits under the Exchange Act is accumulated and communicated to our management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Our management carried out an evaluation under the supervision and with the participation of our Principal Executive Officer and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 ("Exchange Act"). Based upon that evaluation, our Principal Executive Officer and Principal Financial Officer have concluded that our disclosure controls and procedures were not effective as of March 31, 2016.

Changes in Internal Controls

  There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended March 31, 2016 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding.  No federal, state or local governmental agency is presently contemplating any proceeding against the Company.  No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

ITEM 1A.       RISK FACTORS

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 2. UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEDS

Subsequent to the period covered by this report, on April 15, 2016, pursuant to the agreement Werner Funk, the President and CEO of the Company, and in consideration of the exchange and cancellation of $100,000 of deferred salary owing by the Company to Mr. Funk, the Company granted to Mr. Funk a non-qualified stock option to purchase 470,000 shares of common stock, at an exercise price of $0.286 representing 110% of the closing price of the Company's common stock as of April 15, 2016.  Such Option shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.  As the President and CEO of the Company, Mr. Funk was intimately acquainted with the Company's business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Subsequent to the period covered by this report, on April 15, 2016, the Company granted to each of Janice Quigley, Vice President and Richard Miller, Chief Financial Officer, a non-qualified stock option to purchase 50,000 shares of common stock, at an exercise price of $0.286 representing 110% of the closing price of the Company's common stock as of April 15, 2016. Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The individuals receiving the options were intimately acquainted with the Company's business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

Subsequent to the period covered by this report, on April 15, 2016, the Company granted to each of John M. Palumbo, Gary S. Maier and George G. Chachas, the three outside directors, a non-qualified stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $0.26 per share representing 100% of the closing price of the Company's common stock as of April 15, 2016. Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable immediately.  No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The individuals receiving the options were intimately acquainted with the Company's business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

None

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

(a) Documents filed as part of this Report.

1. Financial Statements.  The condensed unaudited Balance Sheet of Omnitek Engineering Corp. as of March 31, 2016 and the audited balance sheet as of December 31, 2015, the condensed unaudited Statements of Operations for the three months periods ended March 31, 2016 and 2015, and the condensed unaudited Statements of Cash Flows for the three month periods ended March 31, 2016 and 2015, together with the notes thereto, are included in this Quarterly Report on Form 10-Q.

3. Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation(1)
3.2	Amended and Restated By-Laws Adopted July 12, 2012 (2)
31.1	CEO certification pursuant to Section 302 of the Sarbanes – Oxley Act of 2002 (3)
31.2	CFO certification pursuant to Section 302 of the Sarbanes – Oxley Act of 2002 (3)
32.1	CEO and CFO certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (3)
101
The following materials from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 formatted in Extensible Business Reporting Language ("XBRL"): (i) the balance sheets (unaudited) ; (ii) the statements of operations (unaudited); (iii) the statements of cash flows (unaudited); and, (iv) related notes.

(1)	Previously filed on Form on Form 10 on April 27, 2010
(2)	Previously filed on Form 8-K on August 2, 2012
(3)	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Omnitek Engineering Corp.

Dated: May 16, 2016
By: Werner Funk
Its: Chief Executive Officer Principal Executive Officer

Dated: May 16, 2016	/s/ Richard Miller
By: Richard Miller
Its: Chief Financial Officer Principal Financial Officer